EXHIBIT 99.19

InterAmerican Gaming Inc. OTCBB : IAGM
June 13, 2012 08:00 ET
IAG Closes Second Equity Financing

TORONTO, ONTARIO--(Marketwire - June 13, 2012) -InterAmerican Gaming Inc. (OTCBB:IAGM) ("IAG" or "the Company"), a company developing "SoFit" - a new social gaming application that lets you get fit, stay fit and earn rewards that matter - is pleased to announce it has closed its second equity financing of two-hundred-and-twenty-five thousand dollars ($225,000) at a price of $0.03 per share. The equity financing was completed on a non-brokered basis and no warrants or options were issued. The proceeds of the financing are being used to complete commercialization of the SoFit platform, to execute SoFit's summer 2012 launch strategy, and for general corporate purposes to update IAG's financial reporting and accounting.

Mr. Marc Askenasi, President & CEO of IAG, stated, "I am pleased we were able to close our second public company equity financing. Strong investor interest has allowed us to focus on creating the best possible product and to continue to position our company for sustainable long-term success. We plan on raising additional capital at higher valuations as SoFit products begin to be introduced into the market this summer."

About IAG and SoFit

IAG is a digital technology company that develops socially disruptive technologies. IAG builds industry-defining businesses through a combination of organic growth and acquisitions. IAG's first product, SoFit, is a new social gaming application that lets you get fit, stay fit and earn rewards that matter. The SoFit app will be available for download on Apple and Android mobile devices in July 2012.

Subscribe to the SoFit email list at www.sofitmobile.com to be the first to know about release dates, product details, and special promotions.

For more information and to stay engaged with SoFit 'follow' us on Twitter @sofitmobile and 'like' us on Facebook www.facebook.com/sofitmobile.

Forward-looking Statements

Note: This press release contains "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. InterAmerican Gaming Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company's ability to retain key management and employees; intense competition and the company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in InterAmerican Gaming Inc. SEC filings. InterAmerican Gaming Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with InterAmerican Gaming Inc.'s business, please refer to the risks and uncertainties detailed from time to time in InterAmerican Gaming Inc.'s SEC filings.

This release does not constitute an offer for sale of securities.

Contact Information
Investor Inquiries
Circadian Group
Tyler M. Troup
1-866-865-2780
    tyler@circadian-group.com